                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 22, 2001

                            WOODS EQUIPMENT COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                     333-88759                 36-3868249
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)

                               6944 Newburg Road
                              Rockford, IL  61108
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (815) 732-2141

                                      N/A
         (Former name or former address, if changed since last report.)

ITEM 5.  Other events.

     On February 21, 2001, Thomas J. Laird resigned as President, Chief Executive Officer and a member of the Board of Directors of Woods Equipment Company (the "Registrant") in order to pursue other interests. Mr. Laird also resigned his positions as President and Chief Executive Office of WEC Company ("Company"), the sole operating subsidiary of the Registrant.

     Effective immediately, Edward R. Olson, Chairman of the Board of the Registrant will assume the positions of President and Chief Executive Officer of both the Registrant and Company.

     On February 7, 2001, the Registrant filed a Form 8-K in which it stated that the Company was currently exploring various financing alternatives to meet its short-term working capital needs and had executed a term sheet from a third-party financial services company relating to a receivables sales program. The Company expects to complete the receivables sale by the end of February.

     The Company continues to believe that cash generated by operations along with available borrowings under the Fleet Capital Corporation facility and proceeds under the receivables sales program will be sufficient to meet its working capital needs, debt service and capital expenditure requirements for the balance of the year. However, there can be no assurance that changes in general business or economic conditions will not negatively impact the Company's future working capital needs.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2001             WOODS EQUIPMENT COMPANY
                                    By:  /s/  Randall S. Rapp
                                       --------------------------------
                                    Name: Randall S. Rapp
                                    Title: Vice President and General Counsel